1 250 Glen Street Glens Falls, NY 12801 NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Rachael Murray Tel: (518) 415-4313 FOR IMMEDIATE RELEASE Tenée R. Casaccio Named Chair of the Arrow Board of Directors GLENS FALLS, N.Y. (June 6, 2024) — The Board of Directors (the “Board”) of Arrow Financial Corporation (the “Company” or “Arrow”) (NasdaqGS® - AROW) is pleased to announce that it has unanimously voted to appoint Tenée R. Casaccio as the new Chair of the Arrow Board of Directors, effective June 5, 2024. This appointment by the Board of Directors follows the retirement of the former Board Chair, William L. Owens, Esq., upon the mandatory retirement age of directors as stipulated in the Company’s bylaws. Casaccio has been a director of the Company since January 2014 and has also served as a director of Arrow’s banking subsidiaries, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company since 2010 and April 2022, respectively. During that time, she chaired the Wealth Management Committee, played a vital role on the Governance Committee of the Board and served as a director of Arrow’s insurance subsidiary, Upstate Agency, LLC. Casaccio is the first woman to chair the Arrow Board. A member of the American Institute of Architects, Casaccio is the President of JMZ Architects and Planners, P.C. (“JMZ”) an established Women-Owned Business Enterprise specializing in higher education planning and design based in Glens Falls, New York. In her three decades at JMZ, Casaccio’s leadership has been instrumental in establishing long-term relationships with institutional clients. Under her guidance, JMZ has expanded its reach beyond New York state, completing projects on 110 college campuses in 15 states. The firm has earned numerous design awards and recognition as one of the region’s Best Places to Work. Today, JMZ stands as the third-largest architecture firm in New York State’s Capital Region based on revenue. “On behalf of the Board, we are pleased to welcome Tenée as our new Board Chair,” said David S. DeMarco, President and CEO of Arrow and a member of the Arrow Board. “Her significant executive experience, strong understanding of the New York business climate and collaborative leadership style will guide our Arrow Family of Companies toward future growth.” Casaccio said, “I am honored to serve as the new Board Chair of Arrow, particularly as we continue to foster a positive, contemporary culture throughout the organization. Arrow is poised to reach new heights of success and I am excited about the future.” A native of Bolton Landing, New York, Casaccio has been active in the Glens Falls community her entire career. She is a former member of the board and Chair of the Adirondack Regional Chamber of Commerce and The Hyde Collection art museum. She has held positions on the boards of the Warren County Industrial Development Agency, Warren County Economic Development Corporation and Glens Falls Hospital. She is a trustee of the Charles R. Wood Foundation.

2 Tenée R. Casaccio ------ Arrow Financial Corporation (NasdaqGS® - AROW) is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc., and Upstate Agency, LLC, specializing in property and casualty insurance and group health and employee benefits. The information in this document may contain statements based on management’s beliefs, assumptions, expectations, estimates and projections about the future. Such "forward-looking statements," as defined in Section 21E of the Securities Exchange Act of 1934, as amended, involve a degree of uncertainty and attendant risk. Actual outcomes and results may differ, explicitly or by implication. We are not obligated to revise or update these statements to reflect unanticipated events. This document should be read in conjunction with Arrow’s Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the Securities and Exchange Commission.